UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 24, 2007

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.

Nevada	0-50046	88-0433489
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		(Identification No.)

5570A Kennedy Road Mississauga, Ontario, Canada	L4Z2A9
(Address of Principal Executive Offices)	(Zip Code)

(905) 568-5220
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2007, Michael J. Riley resigned as Director of KMA Global Solutions International, Inc. (the “Company”).

Also on October 24, 2007, the Company’s remaining Directors unanimously resolved to appoint Daniel K. Foster to serve on the Company’s Board of Directors until the next election of directors by stockholders and until his successor is elected and qualified or until the earlier of his resignation or removal.  Mr. Foster accepted his appointment on the same date, and he was deemed an independent director.

Mr. Foster is a chartered accountant with over 30 years experience in public accounting, industry and investment management.  For the past five years Mr. Foster has been the Investment Manager for a Canadian pension fund located in Toronto, Ontario.  Mr. Foster holds a Bachelor of Commerce from the University of Toronto and is a member in good standing of the Institute of Chartered Accountants of Ontario and the Pension Investment Association of Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 30, 2007                                                                           KMA Global Solutions International, Inc.
(Registrant)

By: /s/ Jeffrey D. Reid
Name: Jeffrey D. Reid
Title:   President and Chief Executive Officer